UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

_______________________________________________________________

Consumer Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-152330	26-2517432
(State or other jurisdiction of incorporation)	(Commission File Number)

35 North Lake Avenue, Suite 280, Pasadena, CA 91101

 (Address of principal executive offices) (Zip Code)

(626) 568-3368

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

On April 30, 2012, China UMS, Liaoning Branch (“Party A”), Bank of Fuxin (“Party B”), and America Arki Fuxin Network Management Co. Ltd. (“Party C”) entered into a Cooperation Contract (the “Contract”). Pursuant to the Contract, Party A, Party B, and Party C will work together to promote Consumer Capital Market (“CCM”) Joint Consumption Card (the “Card”), which is jointly issued by Party B and Party C.

Pursuant to the terms and conditions of the Contract, Party A, as Party B’s agent, shall be responsible for developing CCM merchants, negotiating service fees with CCM merchants according to the market developing requirements of Party C. Party A shall provide training and consultation on issues that CCM merchants may have while managing card consumption of CCM members. Pursuant to the Contract, the Card is the property of Party B. The management and usage of the Card shall comply with the relevant provisions in Terms for Jintong Card of Bank of Fuxin and debit card business of Party B. If Party C and its branches violate the provisions of the Contract or the bank card-related laws, regulations, or management systems, Party B shall have the right to suspend or terminate the joint card business cooperation. Party B shall have the right to share CCM merchants’ information with Party C. Party B shall have the right to supervise and guide the distribution work concerning the CCM joint consumption card of Party C, and regulate the issuance process to avoid business risks. Pursuant to the Contract, Party C shall be responsible for the establishment of the management system, regulations and service processes for CCM members, and bear the relevant legal responsibilities that may arise from its service. Party C shall be responsible for R & D management and technical support associated with CCM consumption value-added distribution systems, CCM members’ consumption-related advice and after-sales service. Party C shall have the right to entrust a third party to expand CCM contracted merchants, and to establish the management system, regulations and service processes associated with the CCM merchants, and have the right to terminate the cooperation with CCM merchants upon breach of the agreement.

Pursuant to the Contract, Party A shall be entitled to a merchants-developing service fee, which is 15% of the service charge of the CCM merchants that Party A has developed as Party B’s agent. Party A shall also be entitled to a fee for settling capital, which is 5% of the service charge of other CCM merchants.

The foregoing summary of the terms and conditions of the Contract does not purport to be complete and is qualified in its entirety by reference to the full text of the Contract, attached hereto as Exhibit 10.1, and which is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Cooperation Contract by and among China UMS, Liaoning Branch, Bank of Fuxin, and America Arki Fuxin Network Management Co. Ltd. Dated April 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consumer Capital Group Inc.

Dated: May 4, 2012	By:	/s/ Jianmin Gao
Jianmin Gao
Chief Executive Officer